Registration No. 333-64611



                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.



                       POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8


                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933
                              --------------------

                              AEROFLEX INCORPORATED
             (Exact name of registrant as specified in its charter)

         Delaware                                        11-1974412
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

35 South Service Road, Plainview,  New York                 11803
 (Address of principal executive offices)                 (Zip Code)

            AEROFLEX INCORPORATED 1998 STOCK OPTION PLAN, AS AMENDED
                            (Full Title of the Plan)

                            Michael Gorin, President
                              Aeroflex Incorporated
                              35 South Service Road
                            Plainview, New York 11803
                     (Name and address of agent for service)

                                 (516) 694-6700
          (Telephone number, including area code, of agent for service)
                              --------------------
                                    copy to:
                            Nancy D. Lieberman, Esq.
                     Blau, Kramer, Wactlar & Lieberman, P.C.
                             100 Jericho Quadrangle
                             Jericho, New York 11753
                                 (516) 822-4820
                              --------------------
                         CALCULATION OF REGISTRATION FEE

==================================================================================================
   Title of Each                       Proposed Minimum      Proposed Maximum
Class of Securities    Amount to be   Offering Price Per    Aggregate Offering      Amount of
 To be Registered      Registered        Security (1)           Price (1)         Registration Fee
--------------------------------------------------------------------------------------------------
  Common Stock,
   par value $.10     1,500,000 shs.(2)     $9.00              $13,500,000           $4,023(3)
     per share
==================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, based upon the last reported sales price of the Company's Common Stock on the New York Stock Exchange on September 23, 1998.
(2) The Registration Statement also covers an indeterminate number of additional shares of Common Stock which may become issuable pursuant to anti-dilution and adjustment provisions of the Plan.
(3) Previously paid.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The Registrant hereby incorporates by reference into this Registration Statement the documents listed in (a) and (b) below:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

          (b) The description of the class of securities to be offered which is contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934 (File No. 1-8037), including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 8.   Exhibits.
          --------

          4    1998 Stock Option Plan, as amended.*

          5    Opinion and consent of Blau, Kramer, Wactlar & Lieberman, P.C.**

          23.1 Consent of Blau, Kramer, Wactlar & Lieberman, P.C. - included in their opinion filed as Exhibit 5. **

          23.2 Consent of KPMG LLP.*

          24   Powers of Attorney.*

-----------------
*filed herewith
** previously filed

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plainview, New York on the 29th day of October, 1999.


                              AEROFLEX INCORPORATED


                              By:   /s/ Michael Gorin
                                   -------------------------
                                   Michael Gorin
                                   President and Director (Chief Financial
                                       Officer and Principal Accounting Officer)

                                POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed on October 29, 1999 by the following persons in the capacities indicated.


       Signature                              Title
       ---------                              -----

           *
-------------------------           Chairman of the Board and
     Harvey R. Blau                 (Chief Executive Officer)

/s/ Michael Gorin
-------------------------           President and Director
     Michael Gorin                  (Chief Financial Officer and Principal
                                    Accounting Officer)
           *
-------------------------           Executive Vice President, Chief Operating
     Leonard Borow                  Officer, Secretary and Director

           *                        Director
-------------------------
     Milton Brenner

           *                        Director
-------------------------
     Ernest E. Courchene, Jr.

           *                        Director
-------------------------
     Donald S. Jones

           *                        Director
-------------------------
     Eugene Novikoff

           *                        Director
-------------------------
     John S. Patton

-------------------------           Director
     Paul Abecassis





* _____________________________________
   by:  Michael Gorin, Attorney-in-fact

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

================================================================================

                              AEROFLEX INCORPORATED

================================================================================



                         Form S-8 Registration Statement


________________________________________________________________________________

                            E X H I B I T   I N D E X
________________________________________________________________________________


                                                         Page No. in Sequential
Exhibit                                                  Numbering of all Pages,
Number        Exhibit Description                        including Exhibit Pages
-------       -------------------                        -----------------------

4         1998 Stock Option Plan, as amended. . . . . .


23.2      Consent of KPMG LLP . . . . . . . . . . . . .